Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SI-BONE, Inc. of our report dated March 2, 2023 relating to the financial statements, which appears in SI-BONE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
March 2, 2023